Exhibit 10.1

CH2M HILL COMPANIES, LTD.
AMENDED AND RESTATED 2009 STOCK OPTION PLAN

ARTICLE 1

INTRODUCTION

1.1  Establishment.  CH2M HILL Companies, Ltd., a Delaware corporation, hereby amends and restates the CH2M HILL Companies, Ltd. 2009 Stock Option Plan (the “Plan”) effective May 7, 2012.  All stock options previously issued, and not yet exercised, under the 1999 Stock Option Plan and the 2004 Stock Option Plan (collectively, “Previous Plans”) shall remain in full force and effect as provided under their respective Stock Option Agreements.  All shares of common stock subject to stock options that may be forfeited under the Previous Plans after the effective date of this Plan shall roll into the Plan and be available for grant under this Plan in addition to shares of common stock reserved under this Plan.

1.2  Purpose.  The purpose of the Plan is to further the growth and development of CH2M HILL Companies, Ltd. (the “Plan Sponsor”) by affording an opportunity for stock ownership to Qualified Employees and Outside Directors of and consultants to the Company who are responsible for the conduct and management of the Company’s business or who are involved in endeavors significant to the Company’s success.

ARTICLE 2

DEFINITIONS

2.1  “Affiliated Companies” means any corporation or other entity that is affiliated with the Plan Sponsor through stock or other equity ownership or otherwise which is designated by either the Committee or the Board as an entity whose Qualified Employees and Outside Directors may be selected to participate in the Plan.  The Committee may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 50% of the entity. The Board, in its sole discretion, may select an entity to be designated as an Affiliated Company if the Plan Sponsor owns directly or indirectly at least 20% of the entity if legitimate business reasons exist for such selection.

2.2  “Board” means the Board of Directors of the Plan Sponsor.

2.3  “Cause” shall mean a termination of affiliation with the Company on account of: (1) repeated refusal to obey written directions of the Board of Directors or a direct supervisor within the Company’s organizational structure (so long as such directions do not involve illegal or immoral acts); (2) acts of substance abuse which are injurious to the Company; (3) fraud or dishonesty that is injurious to the Company; (4) commission of a criminal offense involving money or other property of the Company (excluding any traffic violations or similar violations);  (5) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed or (6) repeated violations of the Company policies.

2.4  CEO means Chief Executive Officer of CH2M HILL Companies, Ltd.

2.5  “Change of Control” shall have the meaning assigned to it by Article 8.

2.6  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7  “Committee” means the Compensation Committee of the Board empowered to take actions with respect to the administration of the Plan as described in Article 9.

2.8  “Company” means the Plan Sponsor and the Affiliated Companies.

2.9  “Employees” means those individuals who are employed by the Company or an Affiliated Company (including, without limitation, officers and directors who are also employees of the Company).

2.10  “Executive Officer” means an “executive officer” as defined in Rule 3b-7  under the Securities Exchange Act of 1934, as amended.

2.11  “Fair Value” means the price per share of Stock in effect on that date denominated in United States dollars, as determined by the Board from time to time, on the date Fair Value is being determined, in accordance with Section 409A.

2.12  “Incentive Stock Option” shall mean any option granted to a Participant under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code § 422.

2.13  “Nonqualified Stock Option” shall mean any option granted to a Participant under the Plan which is not an Incentive Stock Option.

2.14  “Option” shall mean either an Incentive Stock Option or a Nonqualified Stock Option.

2.15  “Option Agreement” shall mean the agreement specified in Section 4.2.

2.16  “Option Holder” shall mean a Participant who is granted an Option under the Plan or other person who acquires the right to exercise an Option by bequest or inheritance.

2.17  “Outside Director” shall mean a member of the board who is not an Employee.

2.18  “Parent” shall mean a parent corporation of the Company as defined in Code § 424(e).

2.19  “Participant” means a Qualified Employee or Outside Director designated by the Committee to participate in the Plan.

2.20  “Plan” means the CH2M HILL Companies, Ltd. Amended and Restated 2009 Stock Option Plan as defined in Section 1.1.

2.21  “Plan Sponsor” means CH2M HILL Companies, Ltd.

2.22  “Previous Plans” means the CH2M HILL Companies, Ltd. 1999 Stock Option Plan and the 2004 Stock Option Plan as defined in Section 1.1.

2.23  “Qualified Employees” means those employees and consultants who work for the Plan Sponsor or an Affiliated Company.

2.24  “Retirement” means the termination of employment or significant reduction in hours by the Participant on or after age 55, if the sum of the Participant’s age and years of service equals 65 or more.

2.25  “Stock” means the common stock of the Plan Sponsor and any stock issued or issuable subsequent to the effective date of this Plan in substitution for the common stock.

2.26  “Stock Administration Department” means a designated department or a group within the Company responsible for day to day administration activities in support of the Stock based programs within the Company.

ARTICLE 3
ELIGIBILITY

The Committee, in its sole discretion, shall designate the Employees who are eligible to receive Incentive Stock Options and/or Nonqualified Stock Options under the Plan; provided, however, that the Committee may delegate this responsibility as provided for in Article 9.  Outside Directors of and consultants to the Plan Sponsor and Affiliated Companies, who are not employees of the Company but who are involved in endeavors significant to the success of the Company, shall be eligible to receive Nonqualified Stock Options, but not Incentive Stock Options, under the Plan.

ARTICLE 4

GRANT AND TERMS OF OPTIONS

4.1  Grant of Options.

The Committee may from time to time in its sole discretion determine which of the Participants should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, the dates on which such Options are to be granted and, except as otherwise provided by the Plan, all other terms and conditions relating to Options; subject to the delegation (for other than the Executive Officers and Outside Directors) as provided in Article 9.

The terms and conditions of an Option granted under the Plan need not be identical to the terms and conditions of any other Option granted under the Plan.  No employee may be granted Incentive Stock Options to the extent that the aggregate Fair Value (determined as of the time each Incentive Stock Option is granted) of the Stock with respect to which any such Incentive Stock Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Plan Sponsor and any Parent and Subsidiaries) would exceed $100,000.  The maximum number of shares of Stock subject to Options that may be granted under the Plan in a calendar year to any person eligible for an award under Section 4.1 is 25% of the number of incremental shares available for grant under the plan as stated in section 7.1.

4.2  Option Agreement.  Each Option granted under the Plan shall be evidenced by a written Option Agreement (or electronic equivalent) setting forth the terms upon which the Option is granted.  Each Option Agreement shall, among other things, designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options) and shall state the number of shares of Stock, as designated by the Committee, to which that Option pertains.  More than one Option may be granted to a Participant.

4.3  Option Price.  The Option price per share of Stock under each Option shall be determined by the Committee and stated in the Option Agreement.  The option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the Fair Value (determined as of the day the Option is granted) of the shares to the Option.

4.4  Duration of Options.  Each Option shall be of a duration as specified in the Option Agreement.  However, no Option term shall be more than ten (10) years from the date on which the Option is granted, and may terminate earlier as specified in the Option Agreement.

4.5  Employees, Directors, and Consultants Based Outside the U.S. With respect to Options granted to Participants who are based outside of the United States, the Committee shall have complete discretion to define all terms and conditions of Options granted to such Participants, to modify and amend such Options as may be necessary or appropriate to comply with the laws and regulations of foreign jurisdictions, and to establish subplans and modified procedures with respect to the grant and exercise of such Options.  Notwithstanding the provisions of Sections 4.3 and 4.4, the Committee may in its discretion grant Options to Participants (other than Executive Officers) who are based outside of the United States that have a Stock price that is less than 100% of the Fair Value (determined as of the day the Option is granted) of the shares subject to the Options or that have a term of more than ten years from the date on which the Options are granted, or both.

4.6  Additional Limitations on Grant. No Incentive Stock Option shall be granted to a Qualified Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code § 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Plan Sponsor or of any Parent or subsidiary corporation of the Company as defined in Code § 424(f), unless the option price of such Incentive Stock Option is at least 110% of the Fair Value (determined as of the day the Incentive Stock Option is granted) of the Stock subject to the Incentive Stock Option, and the Incentive

Stock Option by its terms is not exercisable more than five years from the date it is granted.

4.7  Other Terms and Conditions.

(a)                                  The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate the Option Holder’s ability to exercise an Option to the passage of time or the achievement of specific goals established by the Committee or the occurrence of certain events specified by the Committee.

(b)                                 Notwithstanding any vesting requirements contained in any Option Agreement, all outstanding Options shall become immediately exercisable in full upon the occurrence of a Change in Control.

(c)                                  The Committee may specify the period, if any after which an Option may be exercised following termination of the Option Holder’s services.  If the Committee does not otherwise specify, the following shall apply.

4.8  Termination of Affiliation.

(a)                                  Retirement. Upon the Retirement of an Option Holder, the Option Holder may, exercise the Option to the extent the Option Holder was entitled to do so on the date of Retirement within the time period provided in the Option Agreement.  Any Options not exercisable as of the date of Retirement and any Options or portions of Options of retired Option Holders not exercised pursuant to this Section 4.7(a) shall terminate.

(b)                                 Death. If an Option Holder dies while affiliated with the Company or within a period specified in the Option Agreement after a termination or Retirement pursuant to Section 4.7(a), the Participant’s beneficiary may exercise the Option at any time within the time period provided in the Option Agreement (but before the expiration date of the Option if earlier), to the extent the Option Holder was entitled to do so on the Option Holder’s date of death.  Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Option Holders not exercised pursuant to this Section 4.7(b) shall terminate.

(c)                                  Disability. Upon termination of an Option Holder’s affiliation with the Company by reason of the Option Holder’s disability (within the meaning of Code § 22(e)(3)), the Option Holder may exercise the Option at any time within the time period provided in the Option Agreement (but before the expiration date of the Option, if earlier), to the extent the Option Holder was entitled to do so on the date of termination.  Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Option Holders not exercised pursuant to this Section 4.7(c) shall terminate.

(d)                                 Other Terminations. Options granted to the Option Holder shall terminate immediately upon termination of an Option Holder’s affiliation with the Company under circumstances other than those set forth in Sections 4.7(a), (b), or (c), including, without limitation, a termination for Cause and a voluntary termination on the part of the Option Holder other than Retirement.

(e)                                  Definition of Termination of Affiliation. For purposes of any Nonqualified Stock Option granted under this Plan, an Option Holder’s affiliation with the Company shall be deemed to be terminated as of the first day on which the Option Holder is no longer an Qualified Employee or Outside Director of the Company.  For purposes of any Incentive Stock Option granted under this Plan, an Option Holder’s employment with the Company shall be deemed to be terminated as of the first day on which the Option Holder is no longer employed by the Company.

(f)                                    Special Rule for Nonqualified Stock Options. The Committee may, in its sole discretion, provide in an Option Agreement or otherwise that, upon termination of an Option Holder’s affiliation with the Company, one or more Nonqualified Stock Options held by the Option Holder may be exercised at such time and subject to such conditions as the Committee, in its sole discretion, may designate.

4.9  Loss of Affiliated Company Status. If an Affiliated Company loses its status as an Affiliated Company, all Options held by Participants associated with the former Affiliated Company shall become fully vested (exercisable in full) immediately.  Participants associated with the former Affiliated Company shall be deemed to have been involuntarily terminated with the Company pursuant to Section 4.8(a).

ARTICLE 5

EXERCISE OF OPTIONS

5.1  Manner of Exercise.  Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Stock Administration Department of the Company (or successor equivalent).  The notice to exercise shall specify the number of shares of Stock to be purchased and shall be accompanied by all of the following: (a) payment in full to the Company of the purchase price of the shares to be purchased; (b) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability that the Company or any other entity may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option; (c) a representation letter if required by the Company pursuant to Section 6.2 of this Plan,  and (d) evidence of the clearance of the Executive Officers’ Option exercise pursuant to Section 6.4 of this Plan.  An Option shall be considered to be exercised on the date that an Option Holder is so notified by the Stock Administration Department (or successor equivalent).

5.2  Payment of Purchase Price.  Payment for shares shall be in the form of either: (a) cash; or (b) a personal check to the order of the Company; (c) a combination of cash and a personal check; (d) unless the Committee, in its discretion, provides otherwise, all or part of the payment for shares may be made by tendering to the Company whole or fractional shares of

Stock owned by the Option Holder; and (e) unless the Committee, in its discretion, provides otherwise, by tendering the number of shares to be received as a result of the option exercise equal (called, cashless exercise) to the option purchase price on the date of exercise by using the Fair Value of Stock in determining how many shares to be tendered.  The Fair Value on the date of exercise of any whole shares of Stock tendered by the Option Holder for payment shall be credited against the purchase price.  If shares of Stock owned (or to be owned, in the case of the cashless exercise) by the Option Holder are used to pay all or part of the purchase price, such shares shall be evidenced by a written attestation of ownership of shares signed by the Option Holder.

5.3  Withholding Taxes.  The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to the Option Holder any federal, state, or local taxes of any kind required by law to be withheld upon the issuance of any shares of Stock upon the exercise of an Option.  At the time of such exercise, the Participant shall pay in cash to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such withholding obligation.  Subject to the prior approval of the Company or an Affiliate, which may be withheld by the Company or such Affiliate, as the case may be, in its sole discretion, the Option Holder may elect to satisfy such withholding obligation, in whole or in part, (a) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to the Participant or (b) by delivering to the Company or such Affiliate shares of Stock already owned by the Participant.  The shares of Stock so withheld or delivered shall have an aggregate Fair Value equal to such withholding obligation.  The Fair Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or such Affiliate as of the date on which the amount of tax to be withheld is to be determined.    The maximum number of shares of Stock that may be withheld to satisfy any federal, state or local tax withholding requirements upon the exercise of an Option may not exceed such number of shares of Stock having a Fair Value equal to the minimum statutory amount required by the Company or the applicable Affiliate to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise.

5.4  Prohibition on Exercise of Options if Limits on Ownership of Stock Would be Exceeded.  Notwithstanding any other provision of this Plan or of any Option Agreement, an Option granted under this Plan may not be exercised if, immediately after the exercise of such Option, the recipient of shares of Stock pursuant to such exercise would own more shares of Stock of the Plan Sponsor than such person is permitted to own under the Articles of Incorporation or Bylaws of the Plan Sponsor.  If the Option Holder is unable to exercise his/her Option due to the prohibition imposed by this Section 5.4 of this Plan, the Committee, in its sole discretion, may instruct the Company to pay to the Option Holder the monetary value of the Option, equal to the difference between the Option price and the Fair Value of a share of Stock as of the date of the exercise, less tax withholdings.  The time and manner of payment shall be at the discretion of the Committee.

ARTICLE 6

ISSUANCE OF SHARES

6.1  Transfer of Shares. As soon as practicable after the Stock Administration Department (or successor equivalent) of the Company has received an Option Holder’s written notice of exercise of an Option and the other items specified in Section 5.1, the Company shall issue or transfer to the Option Holder the number of shares of Stock as to which the Option has been exercised and shall deliver to the Option Holder a certificate or certificates therefor, registered in the Option Holder’s name.  In the alternative, the Company may provide for the recording of ownership of shares without the issuance of certificates.

If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares until compliance with such laws can reasonably be obtained.  In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.

6.2  Investment Representation. Upon demand by the Company, the Option Holder shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Option Holder is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require.  Upon such demand, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.

6.3  Restrictions on Stock Acquired Through Exercise of Options.  All shares of Stock acquired through the exercise of Options granted under this Plan shall be subject to all restrictions on shares of Stock of the Company set forth in the Articles of Incorporation and Bylaws of the Company.

6.4  Compliance with Securities Laws.  Each Option shall be subject to the requirement that, if at any time counsel to the Plan Sponsor shall determine that the listing, registration or qualification of the shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

6.5  Changes in Accounting Rules. Except as provided otherwise at the time an Option is granted, notwithstanding any other provision of the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options shall occur which, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options as to which the applicable services or other restrictions have not been satisfied.

ARTICLE 7

STOCK SUBJECT TO THE PLAN

7.1  Number.  The aggregate number of shares of Stock which may be issued under Options granted pursuant to the Plan shall be increased by 2,500,000 shares for a total of 5,500,000 shares with this amendment and restatement.  Notwithstanding the foregoing, all shares of Stock subject to stock options currently outstanding under the Previous Plans, to the extent cancelled, expire or for any other reason cease to be exercisable, in whole or in part, shall roll into the Plan and can become available under the Plan in addition to the shares of Stock reserved under the Plan, as provided in this Section 7.1.  Shares withheld to cover the tax withholding obligation or the option purchase price as a result of the option exercise shall not be added back to the shares of Stock reserved to be issued under the Plan.  Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Plan Sponsor not reserved for any other purpose.

7.2  Unused Stock.  If any outstanding Option under the Plan is cancelled, expires, or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.

7.3  Adjustment for Change in Outstanding Shares.  If there is any change, increase or decrease, in the outstanding shares of Stock which is effected without receipt of additional consideration by the Plan Sponsor, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, the Committee shall make an appropriate adjustment in the aggregate number of shares of stock available under the Plan, the maximum number of shares of stock for which Options may be granted to a person under the Plan, the number of shares of stock subject to each outstanding Option, and the Option prices, in order to prevent the dilution or enlargement of any Option Holder’s rights.  Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Committee shall, in such manner as the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Options and /or (b) the aggregate and per share Option Price of outstanding options as required to reflect such distributions.  The Committee’s determinations in making adjustments shall be final and conclusive.

7.4  Reorganization or Sale of Assets. If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to as a “Reorganization Event”), the Committee shall, as to outstanding Options, either:  (1) make appropriate provision for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation, which will be issuable in respect of the Stock, provided that no additional benefits shall be conferred upon Option Holders as a result of such substitution, and provided further that the excess of the aggregate fair value of the shares subject to the Options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair value of the shares subject to such Options immediately before such substitution over the purchase price thereof; or (2) upon written notice to all Option Holders, which notice shall be given not less than 20 days prior to the effective date of the Reorganization Event, provide that all unexercised Options must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options will terminate.  In response to a notice provided pursuant to clause (2) of the preceding sentence, an Option Holder may make an irrevocable election to exercise the Option Holder’s Option contingent upon and effective as of the effective date of the Reorganization Event.  The Committee may, in its sole discretion, accelerate the exercise dates of outstanding Options in connection with any Reorganization Event which does not also result in a Change in Control.  In addition, the Committee may elect, in its sole discretion, to cancel any outstanding awards of Options, and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), equal to the product of the number of shares of Stock subject to such Options multiplied by the amount, if any, by which (x) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (y) the Option Price applicable to such Option.

ARTICLE 8

CHANGE OF CONTROL

For purposes of the Plan, a Change of Control will occur if any one of the following events occurs:

8.1       Any one person, or more than one person acting as a group, acquires ownership of stock of CH2M HILL Companies, Ltd. that, together with stock held by such person or group, constitutes more than 50% of the total Fair Mark Value of  CH2M HILL Companies, Ltd. stock.  However, if any one person or more than one person acting as a group, owns more than 50% of the total Fair Value of CH2M HILL Companies, Ltd. stock, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of CH2M HILL Companies, Ltd. (or to cause a change in the effective control of CH2M HILL Companies, Ltd.)

8.2       There is a change in the effective control of CH2M HILL Companies, Ltd. A change in the effective control of CH2M HILL Companies, Ltd. occurs on the date that either:

(a)      Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of CH2M HILL Companies, Ltd. that represents 30% or more of the total voting power of CH2M HILL Companies, Ltd. stock; or

(b)      A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

8.3       Any one person, or more than one person acting as a group, acquires ownership of all or substantially all of the assets of CH2M HILL Companies, Ltd.

8.4       The stockholders of CH2M HILL Companies, Ltd. approve a plan of liquidation or dissolution of CH2M HILL Companies, Ltd. and such transaction is consummated.

For purposes of the definition in this Article 8 “persons acting as a group” shall have the following meaning:  Persons will not be considered to be acting as a group solely because they purchased stock of CH2M HILL Companies, Ltd. at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the corporation.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

For the avoidance of doubt, this Section shall be interpreted in accordance with Treasury guidance for the definition of Change of Control under Code Section 409A.

ARTICLE 9

PLAN ADMINISTRATION

9.1  Committee.

(a)           The Plan shall be administered by the committee appointed by and serving at the pleasure of the Board.  The composition of the Committee shall consist of those members as described in the Charter of the Committee, as may be amended from time to time (the “Charter”).

(b)       Any issues under the Plan that relate to Executive Officers shall be administered by the Compensation Committee in compliance with § 162(m)(4)(C)(i) of the Code.

9.2  Committee Meetings and Actions.  The Committee shall hold meetings and have the authority to take such action as determined in the Charter.

9.3  Powers of Committee.  The Committee shall, in its sole discretion, select the Participants from among the Qualified Employees and Outside Directors and establish such other terms under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan.  The Committee shall determine the form or forms of the agreements with Participants (other than Executive Officers) that shall evidence the particular provisions, terms, conditions, rights and duties of the Plan Sponsor and the Participants. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may from time to time delegate its responsibilities as it determines is necessary, in its sole discretion, subject to Delaware General Corporation Law.  The Committee may correct any defect, supply any omission, reconcile any inconsistency in the Plan or in any agreement entered into under the Plan, and reconcile any inconsistency between the Plan and any Agreement in the manner and to the extent it shall deem expedient, and the Committee shall be the sole and final judge of such expediency.  No member of the Committee shall be liable for any action or determination made in good faith.  The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

9.4  Interpretation of Plan.  The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders, and all persons having any interest in Participants’ Accounts.

9.5  Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Plan Sponsor against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company’s approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf.  The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Plan Sponsor’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

ARTICLE 10

MISCELLANEOUS

10.1  Non-Transferability of Options. Options granted pursuant to the Plan are not transferable by the Option Holder other than by will or the laws of descent and distribution and shall be exercisable during the Option Holder’s lifetime only by the Option Holder.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon an Option, the Option shall immediately become null and void.

10.2  Amendments. The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Option Holder.  Unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Section 7.3, and no amendment shall be made which reduces the option price at which the Stock may be offered through Incentive Stock Options under the Plan below the minimum required by Sections 4.3 or 4.5, except as provided in Section 7.3, or which materially modifies the requirements as to eligibility for receipt of Incentive Stock Options under the Plan.  Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Option Holder.

10.3  Term of Plan. This Plan shall terminate on May 7, 2022. The Board of Directors may suspend or terminate the Plan at any time prior to this date of termination.

10.4  Rights as Stockholder. An Option Holder shall have no rights as a stockholder of the Company with respect to any shares of Stock covered by an Option until the date of the issuance of the stock certificate for such shares or the date of the recording of the ownership of the shares in the Option Holder’s name.

10.5  Gender and Number.  Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

10.6  No Right to Continued Employment.  Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of the Participant’s employment by, or consulting relationship with, the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant. Nothing in this Plan shall limit or impair the Company’s right to terminate the employment of any employee.  Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee in its sole discretion.  Participation in this Plan is a matter entirely separate from any pension right or entitlement the Participant may have and from the terms or conditions of the Participant’s employment.  Participation in this Plan shall not affect in any way a Participant’s pension rights or entitlements or terms or conditions of employment.  Any Participant who leaves the employment of the Company shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Plan which the Participant might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

10.7  Non-Assignability.  A Participant may not voluntarily or involuntarily anticipate, assign, or alienate (either at law or in equity) any Option under the Plan, and the Committee shall not recognize any such anticipation, assignment, or alienation.  Furthermore, an Option under the Plan shall not be subject to attachment, garnishment, levy, execution, or other legal or equitable process. Any attempted sale, conveyance, transfer, assignment, pledge or encumbrance of the rights, interests or Options provided pursuant to the terms of the Plan or the levy of any attachment or similar process thereupon, shall by null and void and without effect.

10.8  Participation in Other Plans.  Nothing in this Plan shall affect any right which the Participant may otherwise have to participate in any retirement plan or agreement which the

Company or an Affiliated Company has adopted or may adopt hereafter.  Neither the amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option nor the proceeds from the sale of shares received upon such exercise shall constitute “earnings” or “compensation” with respect to which any other employee benefits of such Participant are determined.

10.9  Federal Securities Law Requirements. If a Participant is an officer or director of the Plan Sponsor within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of § 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the Option Agreement with the Participant.

10.10  Governing Law. This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Delaware, without regard to the conflicts of laws rules of such State.

Notice of Grant of Stock Option

CH2M HILL Companies, Ltd
ID: 93-0549963

NAME	Option Number:	A0000000
ADDRESS	Plan:	S09
ADDRESS	ID:	AAB00000000
CITY, ST 00000	Date:	dd-mmm-yyyy

Effective [date], you have been granted a Non-Qualified Stock Option to buy [number] shares of CH2M HILL Companies, Ltd common stock, $.01 par value, at $[price] per share.

Shares in each period will become fully vested on the date shown.

Shares	Vest Type	Full Vest	Expiration

[number]	On Vest Date	[date]	[date]
[number]	On Vest Date	[date]	[date]
[number]	On Vest Date	[date]	[date]

This Notice of Grant is your Option Agreement and is subject to all the terms and provisions of the CH2M HILL Companies, Ltd Amended and Restated 2009 Stock Option Plan, as amended from time to time.  If you do not have a copy of the plan document, please contact your HR representative or refer to the Employee Ownership web site.

1.     If CH2M HILL terminates your employment for any reason, except for disability, death or termination for cause, you will be able to exercise your vested options at any time within three (3) months of such termination, but no later than the expiration date of the option.

2.     If you voluntarily terminate your employment with CH2M HILL, except in order to retire, you will be able to exercise your vested options at any time within three (3) months of such termination, but no later than the expiration date of the option.  If your employment is terminated for cause, your options will immediately terminate.

3.     If you terminate your employment with CH2M HILL due to retirement, disability, or death, you or your designated beneficiary will be able to exercise your vested options at any time within one (1) year after the date of termination due to retirement, disability, or death, but no later than the expiration date of the option.